UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2020, the Board of Directors (the “Board”) of Square, Inc. (the “Company”) increased the size of the Board from ten to eleven directors and elected Darren Walker to the Board as a Class III director, effective immediately. Mr. Walker will serve until the Company’s 2021 annual meeting of stockholders, when he will be a nominee for election to the Board by a vote of the Company’s stockholders. The Board has not yet made a determination regarding committee assignments for Mr. Walker.

Mr. Walker, age 60, has served as President of the Ford Foundation, a philanthropic organization, since 2013. From 2010 to 2013, he served as Vice President for Education, Creativity and Free Expression at the Ford Foundation. Prior to the Ford Foundation, Mr. Walker worked for the Rockefeller Foundation, a philanthropic organization, and served as a Vice President responsible for foundation initiatives from 2005 to 2010. From 1995 to 2002, he was the Chief Operating Officer of Abyssinian Development Corporation, a community development organization in New York City’s Harlem neighborhood. Prior to that, Mr. Walker held various positions in finance and banking at UBS AG. Mr. Walker currently serves on the board of PepsiCo, Inc. and on the boards of several non-profit organizations, including the National Gallery of Art, Lincoln Center for the Performing Arts, Friends of the High Line, the Smithsonian National Museum of African American History & Culture, and Carnegie Hall. Mr. Walker is also a member of the Council on Foreign Relations and the American Academy of Arts and Sciences. Mr. Walker holds B.A., B.S., and J.D. degrees from the University of Texas at Austin.

There is no arrangement or understanding between Mr. Walker and any other persons pursuant to which Mr. Walker was selected as a director. Furthermore, there are no family relationships between Mr. Walker and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Walker will receive the Company’s standard remuneration for non-employee directors in accordance with the Company’s Outside Director Compensation Policy, as described in the proxy statement relating to the Company’s 2020 annual meeting of stockholders. Mr. Walker has also executed the Company’s standard form of indemnification agreement.

A copy of the press release announcing Mr. Walker’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE, INC.

Date: June 16, 2020	By:	/s/ Sivan Whiteley
Sivan Whiteley
General Counsel and Corporate Secretary